UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Central Avenue

Murray Hill, New Jersey 07974

(Address of Principal Executive Offices)

2003 Long Term Incentive Plan of C. R. Bard, Inc.

(as Amended and Restated)

(Full Title of the Plan)

Stephen J. Long

C. R. Bard, Inc.

730 Central Avenue

Murray Hill, New Jersey 07974

(Name and Address of Agent For Service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communications to:

Avrohom J. Kess, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.25 per share	3,150,000	$78.09	$245,983,500	$17,538.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which may be issued under the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as amended and restated) (the “2003 Plan”) to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange – Composite Tape on June 9, 2010.

EXPLANATORY NOTE

This Registration Statement relates to an amendment to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (the “2003 Plan”) to increase the number of shares of common stock available for issuance thereunder from 16,325,000 to 19,475,000. The contents of the registration statements on Form S-8 (File Nos. 333-104683, 333-114947, 333-126622, 333-135098, 333-151740 and 333-159928) filed with the Securities and Exchange Commission (the “Commission”) with respect to the 2003 Plan on April 23, 2003 (as amended on June 3, 2004 and July 21, 2005), April 28, 2004, July 15, 2005, June 16, 2006, June 18, 2008 and June 12, 2009, respectively, are hereby incorporated by reference pursuant to the General Instruction E on Form S-8.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4.	Description of Securities.

Not required.

Item 5.	Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Registrant’s Restated Certificate of Incorporation, as amended as of June 11, 2008 (incorporated by reference from Exhibit 3c of the Registrant’s Form 8-K filed on June 16, 2008 (File No. 001-06926))

4.2

Registrant’s Bylaws, as amended as of December 10, 2004 (incorporated by reference from Exhibit 3b of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on February 28, 2005

(File No. 001-06926))

4.3	2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (incorporated by reference from Exhibit A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 19, 2010)

5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5 hereto)*

24	Powers of Attorney*

*	Filed herewith

Item 9.	Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on this 16th day of June 2010.

C. R. BARD, INC.

By:	/S/ TODD C. SCHERMERHORN
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 16th day of June 2010.

Signature	Title

* Timothy M. Ring	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

* John H. Weiland	President and Chief Operating Officer and Director

/S/ TODD C. SCHERMERHORN Todd C. Schermerhorn	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Frank Lupisella Jr.	Vice President and Controller (Principal Accounting Officer)

* David M. Barrett, M.D.	Director

* Marc C. Breslawsky	Director

* T. Kevin Dunnigan	Director

* Herbert L. Henkel	Director

* John C. Kelly	Director

* Theodore E. Martin	Director

* Gail K. Naughton	Director

* Tommy G. Thompson	Director

* Anthony Welters	Director

* Tony L. White	Director

* By:	/S/ TODD C. SCHERMERHORN
Todd C. Schermerhorn
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Registrant’s Restated Certificate of Incorporation, as amended as of June 11, 2008 (incorporated by reference from Exhibit 3c of the Registrant’s Form 8-K filed on June 16, 2008 (File No. 001-06926))

4.2

Registrant’s Bylaws, as amended as of December 10, 2004 (incorporated by reference from Exhibit 3b of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on February 28, 2005

(File No. 001-06926))

4.3	2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (incorporated by reference from Exhibit A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 19, 2010)

5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5 hereto)*

24	Powers of Attorney*

*	Filed electronically herewith

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